                                                                    Exhibit 23.1


               Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our report dated March 10, 2003, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in the Annual Report (Form 10-K/A Amendment No. 1) for the year ended February 1, 2003 of Jo-Ann Stores, Inc.


FORM        REGISTRATION NO.
----        ----------------
S-4         333-80763             10 3/8% Senior Subordinated notes Due 2007
S-8         333-10093             1994 Executive Incentive Plan
S-8         33-72445              1998 Incentive Compensation Plan
S-8         33-32809              Employee Savings and Profit Sharing Plan
S-8         33-37355              1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         33-49690              1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         333-10087             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8         333-10091             1996 Stock Option Plan for Non-Employee Directors
S-8         333-55278             Nonqualified Stock Option Awards to Certain Employees
S-8         333-55280             Jo-Ann Stores, Inc. Savings Plan 401(k)


                                           /s/ Ernst & Young LLP

Cleveland, Ohio,
September 5, 2003